UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2011

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 231-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on October 3, 2007, Radian Group Inc. (the “Company”) had received a letter from the staff of the Chicago Regional Office of the Securities and Exchange Commission (the “SEC”) stating that the staff was conducting an investigation involving the Company and requesting production of certain documents. Certain of our current and former employees and directors have provided voluntary testimony in this matter, which generally related to disclosure and financial reporting by us and a co-investor regarding our respective investments in Credit-Based Asset Servicing and Securitization LLC (“C-BASS”). On January 13, 2011, the SEC orally advised us that the investigation has been terminated and that it did not intend to recommend any enforcement action against the Company or any of our current and former employees and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: January 19, 2011	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary